As filed with the Securities and Exchange Commission on May 5, 2010

Registration No. 333-115954

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-2052286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

702 North Franklin Street, Tampa, Florida 33602

(Address of Principal Executive Offices, including Zip Code)

TECO Energy, Inc. 2010 Equity Incentive Plan

(Full title of the plan)

David E. Schwartz, Esq.

Secretary

TECO Energy, Inc., 702 North Franklin Street, Tampa, Florida 33602

(Name and address of agent for service)

813-228-4111

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

TECO Energy, Inc. hereby amends its Registration Statement on Form S-8 (Registration No. 333-115954) by filing this Post-Effective Amendment No. 1 to reflect that its 2004 Equity Incentive Plan was amended and restated as the 2010 Equity Incentive Plan, effective as of May 5, 2010. Among other amendments, the 2010 Equity Incentive Plan combines TECO Energy, Inc.’s 2004 Equity Incentive Plan and its 1997 Director Equity Plan into one plan. No additional securities are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 5, 2010.

TECO ENERGY, INC.

By:	/s/ Sandra W. Callahan
Sandra W. Callahan Vice President – Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of May 5, 2010.

Signature	Title

/s/ Sherrill W. Hudson Sherrill W. Hudson	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)

/s/ Sandra W. Callahan Sandra W. Callahan	Vice President – Finance and Accounting and Chief Financial Officer (Chief Accounting Officer) (Principal Financial and Accounting Officer)

/s/ DuBose Ausley DuBose Ausley	Director

/s/ James L. Ferman, Jr. James L. Ferman, Jr.	Director

/s/ Joseph P. Lacher Joseph P. Lacher	Director

/s/ Loretta A. Penn Loretta A. Penn	Director

/s/ John B. Ramil John B. Ramil	Director

/s/ Tom L. Rankin Tom L. Rankin	Director

/s/ William D. Rockford William D. Rockford	Director

/s/ Paul L. Whiting Paul L. Whiting	Director

EXHIBIT INDEX

Exhibit Number	Description
10.1	2010 Equity Incentive Plan. Filed herewith.